EXHIBIT 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Along Mobile Technologies, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:
The Transition Report on Form 10-KSB for the period September 1, 2005 to December 31, 2005 (the "Form 10-KSB") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Along Mobile Technologies, Inc. and will be retained by Along Mobile Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: July 7, 2006

/s/ Jianwei Li
Jianwei Li
President and
Chief Executive Officer

/s/ Zhen Wang
Zhen Wang
Chief Financial Officer